EXHIBIT 23.2
                                   CONSENT OF LEGAL COUNSEL




Stewart & Stevenson Services, Inc.
Houston, Texas

I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my opinion regarding the legality of 155,500 shares of Stewart & Stevenson Services, Inc. Common Stock, without par value, to be issued upon the exercise of options granted pursuant to the Stewart & Stevenson Services, Inc.
1993 Nonofficer Stock Option Plan.


/s/ Lawrence E. Wilson
Lawrence E. Wilson
Vice President & General Counsel
April 13, 1999